Exhibit 99.1

KEVIN WATERS NAMED CHIEF FINANCIAL OFFICER OF ACCURAY

Succeeds Retiring CFO Greg Lichtwardt

SUNNYVALE, Calif., September 15, 2015— Accuray Incorporated (Nasdaq: ARAY) announced today that Kevin Waters, formerly Senior Vice President, Finance, has been promoted to Chief Financial Officer of the Company effective as of today.  He succeeds Gregory E. Lichtwardt who retired as Executive Vice President, Operations, and Chief Financial Officer of the company effective as of September 14, 2015.  Mr. Lichtwardt will continue in a consulting role with the Company for an interim period.

“When Greg agreed to join Accuray a few years back, he did so with the mutual understanding that he would retire from the Company within a few years time,” said Josh Levine, President & CEO.  “It was with that timetable in mind that Kevin Waters joined us.  Kevin’s promotion to the role of Chief Financial Officer is a testament to the high quality finance team that Greg has built at Accuray over the past two years.  Kevin has been working closely with Greg and is fully prepared to assume the CFO responsibilities as well as execute a smooth transition with Greg.  I deeply appreciate the many contributions Greg has made to our company during his tenure and look forward to working with Kevin as we continue to move Accuray forward.”

Mr. Waters joined Accuray as its Senior Vice President, Finance, in October, 2013.  Prior to joining Accuray, Mr. Waters was employed by Conceptus Inc., a global leader in the development and commercialization of innovative device-based solutions in permanent birth control, as its Corporate Controller from October, 2006 until January, 2008, and most recently as its Vice President, Finance, from January, 2008, until October, 2013.  Mr. Waters began his career at PricewaterhouseCoopers, LLP.

Commenting on his appointment, Mr. Waters said, “I am excited to lead our talented team of finance professionals.  Accuray has made great financial progress during Greg Lichtwardt’s tenure and I hope to build on that success going forward.  Having worked with Greg for the past nine years, we share many of the same fundamental business principles as well as strategies on how to build businesses that enhance shareholder value.”

“I’m proud of what we’ve achieved over the last two years and believe that the company is well-positioned for the future,” said Mr. Lichtwardt.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is a radiation oncology company that develops, manufactures and sells precise, innovative tumor treatment solutions that set the standard of care with the aim of helping patients live longer, better lives. The company’s leading-edge technologies deliver the full range of radiation therapy and radiosurgery treatments. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to Accuray’s company trajectory and leadership position in radiation oncology innovation. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to the risks detailed from time to time under the heading “Risk Factors” in the company’s report on Form 10-K filed on August 28, 2015 and the Company’s other filings with the SEC.  Forward-looking statements speak only as of the date the statements are made and are based on information available to the Company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  Accordingly, investors should not place undue reliance on any forward-looking statements.

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